UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): October 7, 1998

                        THE NATIONAL SECURITY GROUP, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-18649

               Delaware                          63-1020300
         (State or other jurisdiction of      (I.R.S. Employer
          incorporation or organization)      Identification No.)

                   661 East Davis Street, Elba, Alabama        36323
               (Address of principal executive offices)       (Zip code)

                                 (334) 897-2273
              (Registrant's telephone number, including area code)
















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Item 5.  Other Events

See the following press release, dated October 8, 1998, announcing the repurchase of 219,707 shares of National Security Group common stock:

FOR IMMEDIATE RELEASE

Contact: M.L. Murdock
The National Security Group, Inc.
(334) 897-2273 Ext. 238

Elba,  Alabama (October 8, 1998)....The  National Security Group, Inc. announced today that the Company has repurchased a block of 219,707 shares of its common stock, representing 9.7% of the total shares issued and outstanding. The transaction took place on October 7, 1998. The shares were repurchased at the market price of $11.51 per share. Company President, J.R. Brunson stated that the decision by the Board of Directors to repurchase the shares was a sign of confidence in the Company's future. The price paid for the shares was 58% of the reported book value per share as of June 30, 1998, based on Generally Accepted Accounting Principles.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The National Security Group, Inc.

October 12, 1998   By: /S/ M.L. Murdock
                      -----------------------
                      Chief Financial Officer